                                                                    EXHIBIT 21.1


             SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 2000 were as follows:


                                                                             JURISDICTION OF
                                                                             INCORPORATION OR
NAME                                                                            ORGANIZATION
----                                                                   --------------------------
Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit Spain, S.L.....................................     Spain
         -   LTR Industries S.A...................................     France
         -   Schweitzer-Mauduit do Brasil, S.A....................     Brazil
         -   Schweitzer-Mauduit France S.A.R.L....................     France
             -   Papeteries de Saint-Girons S.A...................     France
             -   Papeteries de Mauduit S.A........................     France
                 -   PDM Industries S.N.C.........................     France
                 -   Papeteries de Malaucene S.A..................     France
                     - Malaucene Industries S.N.C.................     France